UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CANOPY GROWTH REMINDS SHAREHOLDERS TO VOTE AHEAD OF SEPTEMBER 23 DEADLINE

•	Shareholders are encouraged to vote now ahead of the Company’s Annual General and Special Meeting of shareholders on September 25, 2026

•	Votes must be submitted by 1:00pm ET on September 23, 2026, to ensure they are counted

•	Shareholders with questions or who need assistance can contact Canopy Growth’s proxy solicitation agent, Sodali & Co. at 1-833-830-8205 toll free in North America, or 1-289-695-3075 collect outside North America, or by email at CGC@investor.sodali.com

SMITHS FALLS, ON – September 14, 2026 – Canopy Growth Corporation (“Canopy Growth”, “our”, “we” or the “Company”) (TSX: WEED) (Nasdaq: CGC), a leading global company committed to bettering lives through cannabis, today reminds shareholders to vote ahead of its Annual General and Special Meeting of shareholders (the “Meeting”) scheduled for Friday, September 25, 2026, at 1:00 p.m. ET.

To ensure their votes are counted at the Meeting, shareholders should submit their vote no later than 1:00 p.m. ET on Wednesday, September 23, 2026.

Your Vote Matters

Strong shareholder participation is important to achieving quorum for the Meeting. Nasdaq listing rules require a quorum of 33 1/3% of outstanding common shares entitled to vote, present or by proxy at the Meeting. If quorum is not achieved, the Meeting must be adjourned, resulting in additional cost to the Company.

Shareholders of record as of July 31, 2026, are eligible to vote and are encouraged to vote in advance, even if they plan to attend the Meeting live.

The board of directors of the Company recommends shareholders vote FOR Items 1 through 6 and EVERY ONE year on Item 7, as further described in the Company’s definitive proxy statement dated August 7, 2026 (the “Proxy Statement”).

How to vote

Most shareholders who received a 16-digit control number from Broadridge Financial Solutions can vote:

Online: http://proxyvote.com

By Phone: 1-800-474-7493 (English) or 1-800-474-7501 (French)

By Mail: Using the prepaid envelope accompanying the Form of Proxy or Voting Instruction Form

Many shareholders can also vote by contacting the Company’s proxy solicitation agent, Sodali & Co., at 1-833-830-8205 toll free in North America, 1-289-695-3075 collect outside North America, or by email at CGC@investor.sodali.com.

Shareholders who hold shares at Interactive Brokers LLC can vote online at: http://proxypush.com using the provided control number.

Clients of Robinhood Securities, LLC who are eligible to vote will receive a voting notice by email from noreply@robinhood.com. Voting is hosted by Say Technologies, with voting and materials available directly from the email.

The Meeting will be held via live audio webcast on September 25, 2026, at 1:00 p.m. ET. They Company’s Proxy Statement and 2026 fiscal annual report (which includes the Company’s 2026 fiscal year consolidated financial statements) (collectively, the “Meeting Materials”) are filed on EDGAR at www.sec.gov and SEDAR+ under the Company’s profile at www.sedarplus.ca. The Meeting Materials are also available at: https://canopygrowth.com/agm/.

Contact:

Media Contact: media@canopygrowth.com

Investor Contact: invest@canopygrowth.com

About Canopy Growth

Canopy Growth is a leading global company committed to bettering lives through cannabis. With a focus on cultivation excellence, quality, trust, innovation and disciplined execution, Canopy Growth is a consumer-centric company serving patients, consumers and partners alike.

The Company’s portfolio of owned and licensed brands, including Tweed, 7ACRES, DOJA, Deep Space, DeeLish, Claybourne, MTL Cannabis, Low Key by MTL and R’belle, as well as category-defining Storz & Bickel, delivers innovative cannabis products to consumers across Canada and beyond. It is also Canada’s leading provider of medical cannabis services through Spectrum Therapeutics, Abba Medix, Apollo, and Canada House Clinics.

The Company also holds an unconsolidated, non-controlling interest in Canopy USA, LLC, which provides exposure to the U.S. THC market.

Guided by its commitment to leadership, excellence, trust and innovation, Canopy Growth is working to shape a future where the plant is trusted for its ability to better lives.

For more information visit www.canopygrowth.com.